CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ADMINISTRATIVE SERVICE AGREEMENT

This Administrative Service Agreement (the “Agreement”), effective this 1st day of October is made by and between Nationwide Financial Services, Inc. and Nationwide Investment Services Corporation (collectively, “NFS”) and Fred Alger Management, Inc. and Fred Alger & Company, Incorporated (“Collectively”);

WHEREAS, the Company is responsible for certain administrative functions associated with each series of the Funds (each a “Fund”) set forth on Exhibit A, which may be amended from time to time; and

WHEREAS, NFS or its designee provide certain administrative services to the owners of certain variable annuity contracts and/or variable life insurance policies (collectively, the “Variable Products”) issued by Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance C ompany, N ationwide Life Insurance Company of America and/or Nationwide Life and Annuity Company of America (collectively, “Nationwide”) through certain Nationwide Variable Accounts; and

WHEREAS, the Funds will be included as underlying investment options for the Variable Products issued by Nationwide through the Variable Accounts pursuant to a Fund Participation Agreement previously or contemporaneously entered into by Nationwide and the Company and/or Funds; and

WHEREAS, the Company recognizes substantial savings of administrative expenses as a result of NFS or its subsidiaries performing certain administrative services (“Services”) on behalf of the Funds; and

NOW, THEREFORE, NFS and the Company, in consideration of the undertaking described herein, agree that the Funds will be available as underlying investment options in the Variable Products issued by Nationwide, subject to the following:

1.

NFS or its designee agrees to provide Services for the contract owners of the Variable Products who choose the Funds as underlying investment options. Such Services will include those described on Exhibit B.

2.

In consideration for the Services to be provided by NFS to the Variable Products pursuant to this Agreement, the Company will calculate and pay NFS a fee (“Service Fee”) at an annualized rate equal to the rates shown on Exhibit A of the average daily net assets of each Fund held by the Variable Accounts during the period in which they were earned.

3.

The Service Fees will be paid to NFS as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly or monthly basis.

4.

The parties agree that a Service Fee will be paid to NFS according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Variable Accounts. This provision will survive termination of this Agreement and the termination of the related Fund Participation Agreement(s) with Nationwide.

5.

Either party may terminate this Agreement by at least 90 days’ written notice to the other. In addition, NFS or the Company may terminate this Agreement immediately upon written notice to the other: (1) if required by any applicable law or regulation; (2) i f N FS or the Company engage in any material breach of this Agreement; or (3) in the event of an assignment as defined by Section 2(a)(4) of the Investment Company Act of 1940. This Agreement will terminate immediately and automatically with respect to Funds held in the Variable Accounts upon the termination of the Fund Participation Agreement which governs a Fund’s inclusion as an underlying investment option in the Variable Products and in such event no notice is required under this Agreement.

6.	Each notice required by this Agreement shall be given by wire and confirmed in writing to: If to NFS:

Nationwide Financial Services, Inc.

One Nationwide Plaza

Columbus, Ohio 43215

Attention: Securities Officer

Fax: (614) 677-2295

If to the Company:

Fred Alger Management, Inc. 111 5th Ave. New York, NY 10003 Attention: Ray Pfeister Fax: 212-806-2943	Fred Alger & Company, Inc. 30 Montgomery St. Jersey City, NJ 07302 Attention: Rick Blum Fax: 201-434-1459

11.

This Agreement shall be construed and the provisions hereof interpreted in accordance with the laws of Ohio. This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

12.

Each of the parties to this Agreement acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements or arrangements with other entities.

13.

This Agreement may not be assigned unless agreed to by the parties in writing, except that it shall be assigned automatically to any successor either party, and any such successor shall be bound by the terms of this Agreement.

2

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ William G Goslee
Name:	William G. Goslee
Title:	Vice President — Investment and Advisory Services

NATIONWIDE INVESTMENT SERVICES CORPORATION

By:	/s/ William G Goslee
Name:	William G. Goslee
Title:	Senior Vice President

Fred Alger & Company, Incorporated

By:	/s/ Frederick A. Blum
Name:	Frederick A Blum
Title:	Executive Vice President

Fred Alger Management Inc.

By:	/s/ Frederick A. Blum
Name:	Frederick A Blum
Title:	Executive Vice President

EXHIBIT A

TO ADMINISTRATIVE SERVICE AGREEMENT

SERVICE FEE

FUNDS	ADMINISTRATIVE FEES	12b-1 FEES	TOTAL SERVICE FEE
Alger American MidCap Growth Portfolio: Class S	[***]	[***]	[***]
Alger American Balanced Portfolio: Class S	[***]	[***]	[***]
Alger American Growth Portfolio Class S	[***]	[***]	[***]
Alger American Income & Growth Portfolio Class S	[***]	[***]	[***]
Alger American Leveraged AllCap Portfolio Class S	[***]	[***]	[***]

4

EXHIBIT B

TO ADMINISTRATIVE SERVICE AGREEMENT

Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Variable Products, including but not limited to, the following:

1.

Maintaining separate records for each contract owner, which s hall reflect the F and s hares purchased and redeemed and Fund share balances of such contract owners. NFS will maintain a single master account with each Fund on behalf of contract owners and such account shall be in the name of NFS (or its designee) as record owner of shares owned by contract owners.

2.	Disbursing or crediting to contract owners all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to contract owners, as required by law, periodic statements showing the total number of shares owned by contract owners as of the statement closing date, purchases and redemptions of Fund shares b y the c ontract owners during the p eriod covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by contract owners.

4.	Supporting and responding to service inquiries from contract owners.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for contract owners.

6.	Generating written confirmations and quarterly statements to Contract owners/participants.

7.

Distributing to contract owners, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the contract owners.

5

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO

ADMINISTRATIVE SERVICE AGREEMENT

This First Amendment (“Amendment”) dated as of February 24, 2009, is by and among Nationwide Financial Services, Inc. and Nationwide Investment Services Corporation (collectively, “NFS”), and Fred Alger Management, Inc. and Fred Alger & Company, Incorporated (collectively, the “Company”). This Amendment amends the Administrative Service Agreement (“Agreement”) dated October 1, 2004.

WHEREAS, NFS and the Company desire to amend the Agreement.

NOW, THEREFORE, NFS and the Company agree to the following:

1.	Section 6 is hereby deleted in its entirety and replaced with the following:

Each notice required by this Agreement shall be given by wire and confirmed in writing to:

If to NFS:

Nationwide Financial Services, Inc.

One Nationwide Plaza, 2-02-18

Columbus, Ohio 43215

Attention: AVP – NF Investment Offerings

If to the Company:

Fred Alger Management, Inc.

111 Fifth Avenue

New York, New York 10003

Attention: General Counsel

Fred Alger & Company, Incorporated

111 Fifth Avenue

New York, New York 10003

Attention: General Counsel

2.	The following section is hereby added to the Agreement:

14. Each party may disclose that it has entered into this Agreement. Further, each party may disclose the annual fees payable to NFS for performing certain administrative services under this Agreement.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

[SIGNATURES IN NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.
/s/ Karen R. Colvin
By:	Karen R. Colvin
Title:	AVP – NF Investment Offerings

NATIONWIDE INVESTMENT SERVICES CORPORATION
/s/ Karen R. Colvin
By:	Karen R. Colvin
Title:	Vice President

FRED ALGER & COMPANY, INCORPORATED

/s/ illegible
By:
Title:

FRED ALGER MANAGEMENT, INC.

/s/ illegible
By:
Title:

EXHIBIT A

TO ADMINISTRATIVE SERVICE AGREEMENT

SERVICE FEE

FUNDS	ADMINISTRATIVE FEES	12b-1 FEES	TOTAL SERVICE FEE
Alger American MidCap Growth Portfolio – Class S	[***]	[***]	[***]
Alger American Balanced Portfolio – Class S	[***]	[***]	[***]
Alger American LargeCap Growth Portfolio – Class S	[***]	[***]	[***]
Alger American Income & Growth Portfolio – Class S	[***]	[***]	[***]
Alger American Capitalization Appreciation Portfolio – Class S	[***]	[***]	[***]

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SECOND AMENDMENT TO

ADMINISTRATIVE SERVICE AGREEMENT

This Second Amendment (“Amendment”) dated as of November 1, 2018, is by and among Nationwide Financial Services, Inc. and Nationwide Investment Services Corporation (collectively, “NFS”) and Fred Alger Management, Inc. and Fred Alger & Company, Incorporated (collectively, the “Company”). This Amendment amends the Administrative Service Agreement (“Agreement”) dated October 1, 2004, as amended.

WHEREAS, NFS and the Company desire to amend the Agreement.

NOW THEREFORE, the parties agree to the following:

1.

NFS and the Company agree that the Service Fee described within this Agreement, with regards to Class I-2 Shares, is for administrative services only and does not constitute payment in any manner for investment advisory services or the cost of distribution of the Funds.

2.	Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

4.	The Administrative Service Agreement signed October 1, 2004 with regards to Class O Shares is hereby terminated and replaced by this Agreement.

5.

Except as otherwise expressly set forth herein, the Agreement, as modified by this Amendment constitutes the complete agreement and understanding among the parties hereto with respect to the subject matter thereof and supersedes and prior understandings, agreements or representations by or among the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.	FRED ALGER & COMPANY, INCORPORATED

/s/ Steven D. Pierce	/s/ Tina Payne
By: Steven D Pierce	By: Tina Payne
Title: Vice President IMG External Funds Management Ops	Title: Senior Vice President

NATIONWIDE INVESTMENT SERVICES CORPORATION	FRED ALGER MANAGEMENT, INC.

/s/ John A. Reese	/s/ Tina Payne
By: John A Reese	By: Tina Payne
Title: AVP, Finance Controllership	Title: Senior Vice President

EXHIBIT A

TO ADMINISTRATIVE SERVICE AGREEMENT

SERVICE FEE

FUNDS	ADMINISTRATIVE FEES*	12B-1 FEES	TOTAL FEE
Alger Small Cap Growth Portfolio: Class I-2	[***]	[***]	[***]
Alger Capital Appreciation Portfolio: Class I-2	[***]	[***]	[***]
Alger Large Cap Growth Portfolio: Class I-2	[***]	[***]	[***]
Alger Mid Cap Growth Portfolio: Class I-2	[***]	[***]	[***]
Alger SMid Cap Focus Portfolio: Class I-2	[***]	[***]	[***]
Alger Growth & Income Portfolio: Class I-2	[***]	[***]	[***]
Alger Balanced Portfolio: Class I-2	[***]	[***]	[***]
Alger Capital Appreciation Portfolio: Class S	[***]	[***]	[***]
Alger Large Cap Growth Portfolio: Class S	[***]	[***]	[***]
Alger Mid Cap Growth Portfolio: Class S	[***]	[***]	[***]

*	Fees paid from the legitimate profits of Fred Alger & Company, Incorporated or its affiliates.